Exhibit 1.4

[FORM OF DISTRIBUTION AGREEMENT]

          , 2003

Banc One Capital Markets, Inc.

Ladies and Gentlemen:

     MGE Energy, Inc., a Wisconsin corporation (the “Company”), confirms its agreement with Banc One Capital Markets, Inc., as agent (“you” or the “Agent”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, up to an aggregate of             shares (the “Maximum Number of Shares”) of common stock, $1.00 par value per share (the “Common Stock”), of the Company. Such shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus referred to below.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-103659) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), and the offering of the Shares from time to time in accordance with Rule 415 under the Act, and the Company has filed such post-effective amendments thereto as may be required prior to any sale of Shares by the Company. Such registration statement, including the form of prospectus contained therein (the “Prospectus”) (as so amended, if applicable) has been declared effective by the Commission and is referred to herein as the “Registration Statement.” All references to the “Registration Statement” and the “Prospectus” also shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to any delivery by the Company of any Purchase Notice (as defined herein); provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” also shall be deemed to include the Rule 462(b) Registration Statement. A “preliminary prospectus” shall be deemed to refer to any prospectus furnished by the Company after the Registration Statement became effective and prior to any delivery by the Company of any Purchase Notice which omitted information to be included in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     The Company and the Agent agree as follows:

SECTION 1. Issuance and Sale.

     (a)  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth on any Exchange Business Day (as defined below) selected by the Company from the date hereof until the earlier of (i)         , 2003, provided the Company provides the Agent with any due diligence materials and information reasonably requested by the Agent necessary for the Agent to satisfy its due diligence obligations, and satisfaction of the other terms and conditions set forth herein, and (ii) the termination of this Agreement pursuant to Section 9 or 10 (the “Termination Date”) (the period beginning on the date hereof and ending on the earlier of such dates, the “Commitment Period”), (A) with respect to purchases by Agent as principal, the Company shall sell to the Agent, and the Agent shall agree to purchase from the Company, the number of Shares determined in the manner and on the terms set forth herein, and (B) with respect to purchases by Agent as agent, the Agent and the Company shall enter into an agreement regarding the issuance and sale of the number of Shares determined in the manner and on the terms set forth below.

     (b)  Subject to the terms and conditions set forth below, the Company appoints the Agent as Agent in connection with the offer and sale of Shares. The Company and the Agent agree that any Shares, the placement of which the Agent arranges, shall be placed by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and shall be subject to the terms and conditions set forth herein. The Agent shall not have any obligation whatsoever to purchase Shares from the Company as principal, but the Agent and the Company may agree expressly from time to time that the Agent shall purchase Shares as principal on terms and conditions to be agreed.

     (c)  Following delivery of a Purchase Notice (as defined below), the Agent will communicate to the Company, orally, each offer to purchase Shares solicited by such Agent on an agency basis. The Agent shall have the right, in its sole discretion, reasonably exercised, to reject any proposed purchase of Shares, as a whole or in part, by persons solicited by the Agent and any such rejection shall not be deemed a breach of the Agreement contained herein. The Company may accept or reject any proposed purchase of the Shares, in whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

     (d)  The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by the Agent and accepted by the Company. If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted against payment therefor, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any fee to which it would otherwise be entitled hereunder in connection with such sale.

     (e)  Notwithstanding anything to the contrary contained herein, the Agent shall have the right to refuse, in its sole discretion, any Purchase Notice (as defined below) given by the Company to the Agent, and all consequent obligations of each such Purchase Notice. Any such rejection shall not be deemed a breach of the Agent’s agreement herein. The Purchase Notice shall not be binding on the Company and the Company shall have no obligation thereunder until the Agent accepts the Purchase Notice.

     SECTION 2. Purchases as Principal.

     (a)  Any purchases of Shares to be made by the Agent acting as principal shall be expressly agreed on by the Company and the Agent. In the absence of a separate written agreement, the Agent’s commitment to purchase Shares as principal shall be deemed to have been made on the basis of the representations, warranties and covenants contained herein and shall be subject to the terms and conditions set forth herein.

     (b)  For purchases as principal, the Company shall sell to the Agent, and the Agent agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below. The Agent intends to resell the Shares purchased under this Agreement in transactions and at prices permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including sales made directly on the NASDAQ National Market or sales made to or through a market maker. During the term of this Agreement, the Agent may purchase and sell Common Stock for its own account; provided that (i) no such purchases and sales shall take place while a Purchase Notice is in effect until the Exchange Business Day following the Purchase Date and (ii) the Agent may not (nor shall any of its affiliates) engage in short sales or hold a short position in the Common Stock.

     SECTION 3. Delivery of Purchase Notices.

     (a)  The Company may exercise its right to sell Shares hereunder by delivering (in accordance with Section 12 hereof) on any Exchange Business Day (as defined below) a written notice to the Agent of its election to sell Shares (each such notice, a “Purchase Notice”). Each Purchase Notice shall specify:

(i) whether the Company and the Agent have expressly agreed that the Company shall sell such shares to the Agent acting as agent or to the Agent acting as principal;

(ii) the number of Shares that the Company intends to sell (the “Specified Number of Shares”), which shall be no less than 5% and no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Purchase Notice, except as otherwise agreed in writing by the Agent in its sole discretion;

(iii) whether the Company will grant the Agent the right to elect to purchase additional Shares in accordance with subsection (c) below;

(iv) in the case of a purchase of Shares by the Agent acting as principal, whether the Company elects to give the Agent the option to increase the number of Shares to be sold by the Company and purchased by the Agent acting as principal on such Purchase Date; and

(v) the price per Share below which no sales of Shares shall be made.

     A Purchase Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Purchase Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate principal amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. The Company may deliver only one Purchase Notice with respect to any Purchase Date. A Purchase Notice conforming to the foregoing requirements, once accepted by the Agent, shall be irrevocable (subject to the terms of this Agreement), and the Company shall be obligated to sell the Specified Number of Shares (subject to increase pursuant to paragraph (c) below) and the Agent shall be obligated, subject to the terms of and satisfaction of the conditions set forth in this Agreement, including but not limited to Section 1(e), (x) in case of sales by the Agent acting as agent, to use its reasonable best efforts to solicit offers for the Shares, and (y) in case of purchases by the Agent acting as principal, to purchase such Shares in accordance with the Purchase Notice.

     (b)  The “Purchase Date” in respect of the Shares deliverable pursuant to any Purchase Notice shall be the Exchange Business Day next following the day on which such Purchase Notice is delivered; provided that if a Purchase Notice is delivered prior to 8:30 a.m. (New York time) on an Exchange Business Day, the Purchase Date in respect of such Shares shall be such date of delivery. For sales and purchases which the Agent undertakes as principal, the price per Share for the sale and purchase of any such Shares pursuant to this Agreement shall be the price per Share agreed upon between the Company and the Agent on the date of delivery of the Purchase Notice, which price shall be based on the volume weighted average price of the Shares as reported by Bloomberg LP (the “Gross Sale Price”), less the Agent’s commission of (i)         % of the Gross Sale Price for all Shares sold and purchased as principal on such Purchase Date, if the Company shall have granted, and the Agent shall have exercised in whole or in part, an option pursuant to paragraph (c) below to increase the number of Shares sold and purchased as principal on such Purchase Date, or (ii)         % of the Gross Sale Price, in any other case (the Gross Sale Price less the Agent’s commission is referred to herein as the “Net Sale Price”). For sales and purchases of Shares that the Agent undertakes on an agency basis, the commission shall be         % of the Gross Sale Price.

     (c)  If the Company shall have so specified in a Notice of Purchase that relates to a sale to the Agent acting as principal, delivered in respect of a Purchase Date, the Agent will have the option to elect, by notice to the Company delivered not later than 4:30 p.m. (New York time) on such Purchase Date, to increase the number of Shares to be sold by the Company and purchased by the Agent acting as principal on such Purchase Date, provided that such number of Shares to be sold by the Company shall not exceed two times the Specified Number of Shares; and provided further that such number of Shares to be sold by the Company, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Purchase Notices (if any) hereunder, shall not exceed the Maximum Number of Shares. The Specified Number of Shares to be sold by the Company on any Purchase Date, as it may be increased pursuant to this paragraph (c), is hereinafter referred to as the “Purchased Number of Shares” in respect of such Purchase Date.

     (d)  If the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, the Purchased Number of Shares shall be reduced to 50% of such total number of shares traded unless, in its sole discretion, the Agent waives this condition in writing as to any Purchase Date. In such event, the Purchased Number of Shares shall be reduced first by any Shares to be sold by the Company pursuant to Section 3(c) above.

     (e)  The Agent shall provide written confirmation to the Company no later than the opening of the next Exchange Business Date following a Purchase Date with respect to such sales and the net proceeds to be paid to the Company pursuant to Section 3(f). The net proceeds shall be the Net Sales Price.

     (f)  As used herein:

“Exchange Business Day” means any day that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time,

“Exchange” means the NASDAQ National Market, and

     (g)  Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Purchase Notice shall be made to the Company by federal funds wire transfer to         , ABA #        , Credit account name:         , credit account number:         , further credit account name: MGE Energy, Inc., further credit account number:          against delivery of such Shares to: (x) the accounts specified in writing by the Agent for sales made by the Agent acting as agent, or (y) the Agent through the facilities of the Depository Trust Company for purchase from the Company by the Agent acting as principal. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day (or such earlier date as may be industry practice from time to time) following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify the Agent and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that the Agent may incur as a result of such failure.

SECTION 4. Representations and Warranties of the Company.

     The Company represents and warrants to the Agent, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Purchase Notice to the Agent, (iii) each Purchase Date, and (iv) each Closing Date(each such date listed in (i) through (iv), a “Representation Date”) that:

     (a)  the Company meets the requirements for use of Form S-3 under the Act; the Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) comply in all material respects with the requirements of the Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; each preliminary prospectus and the Prospectus delivered to the Agent for use in connection with the offering of Shares are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and neither the Prospectus nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus;

     (b)  the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (c)  as of the date of this Agreement the Company has, and as of each Representation Date the Company will have, an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company and the Subsidiaries (as defined below), including the Common Stock, and to the Company’s knowledge, after due inquiry, have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent that they are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law), have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

     (d)  the Maximum Number of Shares is less than 10% of the aggregate market value of the Company’s outstanding voting stock held by non-affiliates of the Company (calculated as of a date within 60 days prior to the date of the filing of the Registration Statement);

     (e)  except as disclosed in the Registration Statement, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Prospectus;

     (f) each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign corporation in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement and Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”);

     (g)  except as disclosed in the Registration Statement, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments;

     (h)  except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries is in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), under (a) its respective certificate of incorporation, charter or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the articles of incorporation, charter or by-laws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect;

     (i)  the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations;

     (j)  the issuance and sale of the Shares through or to the Agent hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable except to the extent they are assessable as provided in Section 180.0622 of the Wisconsin

Business Corporation Law and the issuance of the Shares will not be subject to any preemptive or similar rights; no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company;

     (k)  the form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the NASD;

     (l)  no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained on the relevant Closing Date under the Act or the 1934 Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NASDAQ National Market and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent;

     (m)  PriceWaterhouseCoopers, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Act;

     (n)  each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to have a Material Adverse Effect;

     (o)  except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

     (p) the consolidated financial statements of the Company and the Subsidiaries and the Schedules thereto included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein;

     (q)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and other than as set forth or contemplated in the Registration Statement and Prospectus, there has not been (i) any material adverse change, or any development reasonably likely to result in a Material Adverse Effect on the business or operations of the Company and the Subsidiaries taken as a whole whether or not arising in the ordinary course of business, or (ii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iii) any change in the capital stock or material increase in the outstanding indebtedness of the Company and the Subsidiaries taken as a whole;

     (r)  the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the 1934 Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the 1934 Act (“Rule 12b-25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

     (s)  the Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

     (t)  other than as set forth in the Registration Statement or Prospectus and with such exceptions as are not reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, except such as do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid and existing and binding leases, with such exceptions as are disclosed in the Registration Statement or Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

     (u) to the best of the Company’s knowledge, the Company and each Subsidiary owns or possesses sufficient legal rights to use all patents, trademarks, service marks, tradenames, copyrights, trade secrets and licenses necessary for its business as now conducted. Except as set forth in the Registration Statement or Prospectus, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any intellectual property rights that would be reasonably likely to cause a Material Adverse Effect;

     (v)  each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities; and

     (w)  the Company has not distributed any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act or the rules and regulations promulgated pursuant thereto.

SECTION 5. Certain Covenants of the Company.

     The Company hereby agrees with the Agent:

     (a)  before amending or supplementing the Registration Statement or the Prospectus, or, during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Act, to furnish to the Agent a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission and the Company will consider in good faith any comments with respect thereto submitted to the Company by the Agent prior to the filing of any such proposed amendment or filing;

     (b)  to prepare and file a Prospectus Supplement with respect to any Shares sold by the Company pursuant to this Agreement as required [or appropriate] under the Act and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act and to provide copies of such Prospectus Supplement to the Agent via e-mail in “.pdf” format on the filing date thereof to an e-mail account designated by the Agent[; provided, however, that such filing and e-mailing shall be no later than the close of business of the Commission on the second business day if such Shares are sold to an identified group of investors;]

     (c)  to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise the Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, or the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or Prospectus or for additional information;

     (d)  in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable efforts to obtain its withdrawal;

     (e)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (f)  to make available to the Agent in Chicago, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Agent may reasonably request for the purposes contemplated by the Act; and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act;

     (g)  to furnish to the Agent during the term of this Agreement and for a period of one year thereafter pursuant to the Agent’s reasonable request this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agent from time to time during the term of this Agreement such other information as the Agent may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications or information becomes available or promptly upon the request of the Agent, as applicable;

     (h)  if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Shares in the Agent’s capacity as agent and to cease sales of any Shares the Agent may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements;

     (i)  to furnish to the Agent two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein;

     (j)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

     (k)  the Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (l)  to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent, (iv) the listing of the Shares on the Exchange and any registration thereof under the 1934 Act, (v) any filing for review of the public offering of the Shares by the NASD, (vi) fees and disbursements of counsel to the Company and the fees and disbursements of counsel to the Agent not to exceed [    ], in connection with the negotiation of this Agreement [and the performance of the Agent hereunder], and (vii) the performance of the Company’s other obligations hereunder; provided that the Agent shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Agent other than as specifically provided herein;

     (m)  to use its reasonable best efforts to cause the Shares to be listed on the Exchange; and

     (n)  to use its best efforts to satisfy, or cause to be satisfied, the conditions set forth below in Section 6 on or in respect of each Closing Date hereunder.

SECTION 6. Execution of Agreement.

     The Agent’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

(a) the Company shall have delivered to the Agent:

(i) an officer’s certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit A hereto;

(ii) an opinion of Stafford Rosenbaum, LLP, counsel for the Company, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit B hereto, with only such departures from such form as Stroock & Stroock & Lavan LLP, counsel for the Agent, shall have reasonably approved;

(iii) a letter of PriceWaterhouseCoopers dated the date of this Agreement and addressed to the Agent, in a form reasonably satisfactory to the Agent and its counsel;

(iv) evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement has become effective;

(v) evidence reasonably satisfactory to the Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date; and

(vi) such other documents as the Agent shall reasonably request.

     (b)  The Agent shall have received the favorable opinion of Stroock & Stroock & Lavan LLP as to the matters set forth in Exhibit C hereto.

SECTION 7. Additional Covenants of the Company.

     The Company further covenants and agrees with the Agent as follows:

     (a)  Each delivery of a Purchase Notice by the Company to the Agent shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at the time of such delivery, and an undertaking that such representations and warranties will be true and correct as of the related Purchase Date as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such Purchase Notice);

     (b)  [Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Purchase Notice), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in Section 6(a)(i) hereof are true and correct in all material respects at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to Section 6(a)(i) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;]

     (c)  [Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Purchase Notice), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel for the Agent the written opinion of Stafford Rosenbaum LLP, or other counsel satisfactory to the Agent, which may include the General Counsel or Assistant General Counsel of the Company, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 6(a)(ii) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and]

     (d)  [Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (including by the filing of any document incorporated by reference therein), the Company shall cause PriceWaterhouseCoopers immediately to furnish to the Agent a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 6(a)(iv) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.]

SECTION 8. Conditions of Agent’s Obligation to Purchase Shares.

     The Company’s right to deliver a Purchase Notice and the Agent’s obligation to, as the case may be, solicit purchases on an agency basis for, or purchase, the Shares pursuant to a Purchase Notice shall be subject to the satisfaction of the following conditions at the time of delivery of the Purchase Notice, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

     (a)  the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all material respects;

     (b)  the Company shall have performed and observed its covenants and other obligations hereunder in all material respects;

     (c)  from the date of delivery of the Purchase Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended;

     (d)  the Shares to be issued pursuant to the Purchase Notice shall have been approved for listing on the Exchange, subject only to notice of issuance;

     (e)  the Company shall have furnished evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement has become effective; and

     (f)  no amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Agent shall have objected in writing.

SECTION 9. Termination by Agent.

     The obligations of the Agent hereunder shall be subject to termination at any time in the sole and absolute discretion of the Agent, (i) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect on or any development reasonably likely to result in a Material Adverse Effect on the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business that is reasonably likely to impair the investment value of the Shares, or (ii) if there has since the date hereof occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agent, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or by the NASD or if trading generally on the NASDAQ National Market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority.

     If the Agent elects to terminate this Agreement as provided in this Section 9, the Agent shall promptly notify the Company in writing, setting forth in reasonable detail the reasons therefor. If a Purchase Notice is pending at the time of termination as provided in Section 9, the Agent may declare such Purchase Notice void or may require the Company to complete the sale of Shares as specified in the Purchase Notice, at the Agent’s sole discretion to the extent allowed or reasonably advisable in accordance with applicable laws and regulations.

     If the solicitation of purchases on an agency basis or purchase by the Agent as principal of the Shares, as contemplated by this Agreement, is not carried out by the Agent for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and the Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

SECTION 10. Termination by Company.

     Subject to Sections 8 and 9, if the Agent defaults in its obligation to consummate a purchase of Shares to be purchased by it hereunder, the Company may terminate this Agreement by notice to the Agent.

SECTION 11. Indemnification and Contribution.

     (a)  Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred, (including, subject to Section 11(c) hereof, the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Agent, or any person controlling the Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendment or supplement thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) is provided to the Agent but was not sent or given by or on behalf of the Agent to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

     (b)  Indemnification of the Company The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 11, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c)  General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) counsel for the indemnified party concludes that the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

     (d)  Contribution. If the indemnification provided for in this Section 11 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the sale to or through the Agent of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no case shall the Agent be responsible for any amount in excess of the total underwriting discounts and commission received by the Agent in connection with the sale of the Shares to or through the Agent. The relative benefits received by the Company on the one hand and the Agent on the other in connection with the sale of the Shares shall be deemed to be in the same proportion as the total commissions and underwriting discounts received by the Agent to the date of such liability bear to the total sales price from the sale of Shares to or through the Agent to the date of such liability. The relative fault of the Company on the one hand and of the Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 11, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Agent, and each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of 1933 Act, shall have the same rights to contribution as the Company.

SECTION 12. Notices.

     All notices hereunder shall be in writing and delivered by hand, overnight courier, mail or facsimile, and if to the Agent, shall be sufficient in all respects if delivered to Banc One Capital Markets, Inc., Chicago, with separate copies to the attention of:        , Facsimile No. (     )      -     , and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Three First National Plaza, Chicago, Illinois 60602-4260, Attention:       . Notwithstanding the foregoing, Purchase Notices shall be delivered to the Agent by facsimile at (     )      -      and receipt confirmed by telephone at (     )      -     , and notices to the Company pursuant to Section 1(d) shall be delivered to the Company by facsimile at (     )      -      and receipt confirmed by telephone at (     )      -     . A Purchase

Notice received by the Agent after 4 p.m. on an Exchange Business Day or on a day that is not an Exchange Business Day shall be deemed to have been delivered on the next following Exchange Business Day.

SECTION 13. Governing Law; Construction.

     This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 14. Submission to Jurisdiction.

     Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of Banc One Capital Markets, Inc. and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 15. Parties in Interest.

     The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Agent) shall acquire or have any right under or by virtue of this Agreement.

SECTION 16. Counterparts.

     This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

SECTION 17. Successors and Assigns.

     This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Agent’s respective businesses and/or assets.

SECTION 18. Miscellaneous.

     Banc One Capital Markets, Inc., an indirect, wholly owned subsidiary of Bank One Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Bank One Corporation. Because Banc One Capital Markets, Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by Banc One Capital Markets, Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of Bank One Corporation, and are not otherwise an obligation or responsibility of a branch or agency of Bank One Corporation.

     A lending affiliate of Banc One Capital Markets, Inc. may have lending relationships with issuers of securities underwritten or privately placed by Banc One Capital Markets, Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by Banc One Capital Markets, Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of Banc One Capital Markets, Inc.

     Banc One Capital Markets, Inc. and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, shares of Common Stock or other securities of the Company, at the same time that Banc One Capital Markets, Inc. is acting as Agent pursuant to this Agreement; provided that the Agent acknowledges and agrees that the Company shall not be deemed to have authorized, approved or consented to such sales of Common Stock.

     If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

MGE ENERGY, INC.

By:

Name: Title:

Accepted and agreed to as of the date first above written:

BANC ONE CAPITAL MARKETS, INC.

By:

Name: Title:

SCHEDULE I

Subsidiaries of the Company

Madison Gas and Electric Company

MGE Power, LLC

MGE Construct LLC

MAGAEL, LLC

EXHIBIT A

Officers’ Certificate

1.	The representations and warranties of the Company in the Distribution Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof;

3.	The Company’s Registration Statement (File No. 333-103659) under the Securities Act of 1933 has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission (the “Commission”); and all requests for additional information on the part of the Commission have been complied with; and

4.	Except as otherwise disclosed in writing to the Agent by the Company, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries, except obligations incurred in the ordinary course of business, or (iii) any material change in the capital stock of the Company or the Subsidiaries; and neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

EXHIBIT B

[Form of Opinion]

i.	The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Wisconsin and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and to enter into this Agreement, to issue, sell and deliver the Shares and consummate the transactions contemplated in the Prospectus;

ii.	The common stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

iii.	The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued and delivered against payment therefor as provided in the Distribution Agreement, will be duly and validly issued and fully paid and non-assessable;

iv.	To such counsel’s knowledge, the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company taken as a whole (a “Material Adverse Effect”);

v.	To such counsel’s knowledge and other than as set forth in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency, which could prevent consummation of the transactions contemplated hereby or which are required to be described in the Registration Statement or the Prospectus but are not so described;

vi.	This Agreement has been duly authorized, executed and delivered by the Company;

vii.	The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or, to such counsel’s knowledge, under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which any of them or their respective properties may be bound or affected and which have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed in the exhibit index to the Company’s most recent Annual Report on Form 10-K or are subsequently filed under the Exchange

Act, or under any decree, judgment or order known to such counsel to be applicable to the Company or under any federal, state or local law, regulation or rule;

viii.	No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent (as to which such counsel expresses no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) (as to which such counsel expresses no opinion);

ix.	The statements set forth in the Prospectus in the second sentence of the fourth paragraph under the caption “The Company”, under the caption “Risk Factors— ”, “Risk Factors— ”, “Risk Factors— ”, and “Risk Factors— ” and Item 15 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein in all material respects;]

x.	The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

xi.	The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

xii.	The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

Such counsel shall also state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraphs (ii) and (ix) above, nothing has come to their attention that has led them to believe (a) that, as of its effective date, the Registration Statement or, as of its date, any further amendment thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus and documents incorporated by reference therein or any further amendment or supplement to the Prospectus (and documents incorporated by reference therein) made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the date of delivery of such opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

EXHIBIT C

Form of Opinion

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

2.	All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights.

3.	The Company has full corporate power and authority to enter into the Distribution Agreement and to issue, sell and deliver the Shares to the Agent as agent or to the Agent as principal, as provided in the Distribution Agreement, and the Distribution Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     While we have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, we have participated in conferences with certain officers and other representatives of the Company, counsel for the Company, representatives of the independent auditors for the Company and your representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, on the basis of the foregoing (relying as to materiality to a large extent on the opinions of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement (except with respect to the financial statements, schedules and other financial data, including therein, as to which we make no statement), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (except with respect to the financial statements, schedules and other financial data included therein, as to which we make no statement), as of its date, and as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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